UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 30, 2006

COACHMEN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation or organization)	1-7160 (Commission File Number)	31-1101097 (I.R.S. Employer Identification No.)

2831 Dexter Drive, Elkhart, Indiana (Address of Principal Executive Offices)		46514 (Zip Code)

(574) 262-0123
(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Extension of Credit Facility

On June 30, 2006, the Registrant entered into an Amendment No. 8 to Credit Agreement with JPMorgan Chase Bank, N.A., successor to Bank One, Indiana, N.A., amending the Registrant’s Credit Agreement with Bank One dated June 30, 2003. Amendment No.8 extends the termination of the credit facilities under the Credit Agreement to August 31, 2006. Amendment No. 8 also provides for the Registrant’s obligations under the extended credit facilities to be secured by a security interest on substantially all of the personal property of Coachmen Industries, Inc.

Sale of Florida Property

See Item 2.01 below

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 30, 2006, the Registrant’s subsidiary, Gulf Coast Easy Livin’ Country, Inc., sold its Palm Shores, Brevard County, Florida property to McNamara Family Partners II, Ltd., for $2,500,000 in cash, pursuant into a Real Estate Purchase Agreement entered into the same day.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See “Extension of Credit Facility” under Item 1.01 above.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)

Not applicable.

(b)

Not Applicable

(c)

Not Applicable

(d)

Exhibits

2

Real Estate Purchase Agreement between Gulf Coast Easy Livin’ Country, Inc. and McNamara Family Partners II, Ltd.

99

Amendment No. 8 to Credit Agreement entered into June 30, 2006 among the Registrant and the Lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date:  June 28, 2006

By:    /s/Kathy Samovitz

Kathy Samovitz, Assistant Secretary